Exhibit 99.2

NutriSystem, Inc. Makes Strategic Investment in Zero Water®

Partnership Represents Company-Wide Commitment to Complete Health & Wellness

Horsham, PA, October 24, 2007 -NutriSystem®, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced that it has acquired a preferred minority equity interest in Zero Technologies, LLC ("Zero Water"), a leading manufacturer of patented water filters and consumer water products. Zero Water has a reputation as an industry leader in consumer water purification. In addition to the equity investment, NutriSystem and ZeroWater have entered into a strategic co-marketing agreement which includes NutriSystem marketing and selling ZeroWater filters and products to NutriSystem's customers and prospects.

This partnership represents a new growth channel for NutriSystem, the leader in direct-to consumer weight-loss. ZeroWater advances NutriSystem's commitment to promoting global health and wellness, as drinking water is critical to the success of NutriSystem customers. This is a first-step in NutriSystem's commitment to growing within the health and wellness space by expanding its product offerings.

"As the leader in the direct-to-consumer weight-loss category, NutriSystem is proud to expand its healthy-living portfolio and to help consumers continue to make informed, intelligent decisions," said Will Auchincloss Sr., Vice President, Business Development of NutriSystem. "NutriSystem and ZeroWater share similar core values; we always put our customer first, and are both committed to an overall healthier way of life."

ZeroWater will collaborate with NutriSystem to implement a direct marketing model for ZeroWater products. This will allow NutriSystem to market and sell ZeroWater products using NutriSystem's call center and internet infrastructure and to cross sell between the companies. ZeroWater products are ideal for direct to consumer channels as customers can automatically receive their filter replacements via autodelivery.

"ZeroWater is thrilled to have NutriSystem as a strategic investor," said Harold Sorgenti, Chairman of the Board of Zero Water. "NutriSystem has a world class direct marketing platform that we can leverage to expand our sales and grow our business. By tapping into the expertise that is showcased by NutriSystem's success, we expect to accelerate our customer growth and strengthen our brand while continuing to educate the consumer on the benefits of drinking pure water."

NutriSystem is aware of consumers' increased anxiety about the quality of drinking water and bottled water's negative impact on the environment, specifically related to increased waste and landfill requirements generated from bottle water. Products that can purify water without adding pollution to the environment offer an ideal way to get your 8 glasses per day and still be environmentally conscious. NutriSystem's strategic partnership with ZeroWater, including the equity investment, signals a stronger emphasis on water purification and green friendly water technology.

About NutriSystem

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management products and services. The company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

About Zero Water

Zero Technologies, LLC is a maker of patented water filters and other water products. The company has been selling direct-to-consumer since its inception in 2002, and only recently has expanded some of its products to major national retailers. The products produced by ZeroWater are proprietary and unique and the company's long-standing commitment to quality and customer service are a testament to its place as a leader in the extremely competitive water category.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding expected sales of ZeroWater products and the benefits of the strategic relationship between NutriSystem and ZeroWater and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Sanjay M. Hurry Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: sanjay@tpg-ir.com
Delphine Carroll NutriSystem, Inc. Tel: 215-706-5351 Email: dcarroll@nutrisystem.com

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